Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of PRISM Multi Strategy Fund (the “Fund”) and to the use of our report dated September 28, 2017 on the Fund’s statement of assets and liabilities and the related statement of operations as of September 27, 2017. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 4, 2017